Exhibit 99.1

Blackstone Reports Third Quarter 2021 Results

New York, October 21, 2021: Blackstone (NYSE:BX) today reported its third quarter 2021 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Today, Blackstone reported the best results in our 36-year history. Earnings increased dramatically, and all of our key financial and capital metrics reached record or near-record levels. Most importantly, we continue to deliver outstanding investment performance for our limited partners, with the third quarter capping our best twelve-month period for fund appreciation. Looking forward, we have more avenues for growth than ever before, and I believe we are in the early stages of a long-term acceleration of our business.”

Blackstone issued a full detailed presentation of its third quarter 2021 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.09 per share to record holders of common stock at the close of business on November 1, 2021. This dividend will be paid on November 8, 2021.

Quarterly Investor Call Details

Blackstone will host its third quarter 2021 investor conference via public webcast on October 21, 2021 at

9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1502265&tp_key=e7a432763c. For those unable to listen to the live

Blackstone 345 Park Avenue New York NY 10154 T 212 583 5000 www.blackstone.com broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at
https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-
term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $731 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as
“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”
“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk
Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Third

Quarter 2021 Earnings

OCTOBER 21, 2021

BLACKSTONE’S THIRD QUARTER 2021 GAAP RESULTS

▪	GAAP Net Income was $3.2 billion for the quarter and $9.4 billion year-to-date (“YTD”). GAAP Net Income Attributable to Blackstone Inc. was $1.4 billion for the quarter and $4.5 billion YTD.

($ in thousands, except per share data) (unaudited)	3Q’20	3Q’21	3Q’20 YTD	3Q’21 YTD	3Q’20 LTM	3Q’21 LTM
Revenues
Management and Advisory Fees, Net	$1,053,851	$1,320,795	$2,958,411	$3,711,159	$3,902,311	$4,845,297
Incentive Fees	13,498	48,206	40,959	117,537	128,569	215,239
Investment Income (Loss)
Performance Allocations
Realized	371,406	1,522,495	640,846	2,865,482	1,358,401	4,330,636
Unrealized	1,403,480	2,724,366	(981,678)	7,886,033	(853,447)	8,483,318
Principal Investments
Realized	61,017	325,414	170,814	832,512	271,349	1,053,326
Unrealized	295,308	183,754	(332,295)	1,151,904	(264,382)	1,369,592
Total Investment Income (Loss)	2,131,211	4,756,029	(502,313)	12,735,931	511,921	15,236,872
Interest and Dividend Revenue	26,497	35,048	85,505	97,477	137,651	137,203
Other	(192,159)	64,187	(109,559)	152,387	(115,969)	8,804
Total Revenues	$3,032,898	$6,224,265	$2,473,003	$16,814,491	$4,564,483	$20,443,415
Expenses
Compensation and Benefits
Compensation	460,983	536,199	1,395,983	1,585,941	1,843,629	2,045,577
Incentive Fee Compensation	7,385	21,007	22,339	48,763	46,928	70,849
Performance Allocations Compensation
Realized	142,149	631,632	253,141	1,192,082	548,200	1,782,171
Unrealized	509,474	1,193,853	(433,091)	3,394,041	(339,246)	3,672,616
Total Compensation and Benefits	1,119,991	2,382,691	1,238,372	6,220,827	2,099,511	7,571,213
General, Administrative and Other	171,041	217,995	497,658	608,174	684,629	822,298
Interest Expense	39,540	52,413	120,460	141,718	181,148	187,420
Fund Expenses	2,274	1,260	10,962	7,417	16,191	9,319
Total Expenses	$1,332,846	$2,654,359	$1,867,452	$6,978,136	$2,981,479	$8,590,250
Other Income (Loss)
Change in Tax Receivable Agreement Liability	(7,693)	(37,321)	(8,212)	(34,803)	(21,251)	(61,974)
Net Gains (Losses) from Fund Investment Activities	108,752	132,312	(60,325)	379,781	(17,402)	470,648
Income Before Provision for Taxes	$1,801,111	$3,664,897	$537,014	$10,181,333	$1,544,351	$12,261,839
Provision for Taxes	100,960	458,904	89,672	746,707	118,615	1,013,049
Net Income	$1,700,151	$3,205,993	$447,342	$9,434,626	$1,425,736	$11,248,790
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	6,868	1,550	(12,027)	2,816	(15,715)	945
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	259,761	486,907	(90,938)	1,305,273	29,858	1,613,328
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	638,803	1,315,641	253,814	3,667,618	631,951	4,426,728
Net Income Attributable to Blackstone Inc. (“BX”)	$794,719	$1,401,895	$296,493	$4,458,919	$779,642	$5,207,789
Net Income Per Share of Common Stock, Basic	$1.14	$1.94	$0.43	$6.21	$1.13	$7.30
Net Income Per Share of Common Stock, Diluted	$1.13	$1.94	$0.43	$6.21	$1.13	$7.29
Income Before Provision for Taxes Margin	59.4%	58.9%	21.7%	60.6%	33.8%	60.0%

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and
Dividend Policy, for definitions of terms used throughout this presentation. See additional notes on page 32.	Blackstone | 1

BLACKSTONE’S THIRD QUARTER 2021 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $779 million ($0.65/share) in the quarter, up 28% year-over-year

–  FRE was $3.0 billion over the last twelve months (“LTM”) ($2.47/share), up
37% year-over-year

▪   Distributable Earnings (“DE”) of $1.6 billion ($1.28/share) in the quarter, up 112% year-over-year

–  DE was $5.4 billion over the LTM ($4.19/share), up 92% year-over-year

▪   Net Accrued Performance Revenues of $8.3 billion ($6.90/share), up 134% year-over-
year

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $730.7 billion, up 25% year-over-year

–  Fee-Earning AUM of $528.4 billion, up 19% year-over-year

▪   Inflows of $46.7 billion in the quarter and $147.9 billion over the LTM

▪   Realizations of $21.8 billion in the quarter and $77.2 billion over the LTM

▪   Deployment of $37.1 billion in the quarter and $104.1 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $1.09 per common share payable on November 8, 2021

–  Dividends of $3.57 per common share over the LTM

▪   Repurchased 2.9 million common shares in the quarter and 6.0 million common shares over the LTM

▪   $1.8 billion to be distributed to shareholders with respect to the third quarter through dividends and share repurchases, and $5.3 billion over the LTM

Notes on page 32.	Blackstone | 2

BLACKSTONE’S THIRD QUARTER 2021 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	3Q’20	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD
Management and Advisory Fees, Net	$1,057,840	$1,320,075	25%	$2,975,140	$3,711,022	25%
Fee Related Performance Revenues	64,950	73,313	13%	92,449	291,370	215%
Fee Related Compensation	(360,633)	(419,481)	16%	(1,013,801)	(1,239,976)	22%
Other Operating Expenses	(151,213)	(194,942)	29%	(433,681)	(538,544)	24%
Fee Related Earnings	$610,944	$778,965	28%	$1,620,107	$2,223,872	37%

Realized Performance Revenues	319,954	1,497,477	368%	589,364	2,691,738	357%
Realized Performance Compensation	(121,730)	(619,074)	409%	(230,819)	(1,108,269)	380%
Realized Principal Investment Income	15,884	151,010	851%	55,112	512,298	830%
Net Realizations	214,108	1,029,413	381%	413,657	2,095,767	407%
Total Segment Distributable Earnings	$825,052	$1,808,378	119%	$2,033,764	$4,319,639	112%

Net Interest and Dividend Income (Loss)	(12,731)	(16,238)	28%	(29,306)	(40,367)	38%
Taxes and Related Payables	(40,225)	(156,867)	290%	(127,268)	(381,762)	200%
Distributable Earnings	$772,096	$1,635,273	112%	$1,877,190	$3,897,510	108%

Additional Metrics:
FRE per Share	$0.51	$0.65	27%	$1.35	$1.85	37%
DE per Common Share	$0.63	$1.28	103%	$1.52	$3.06	101%
Total Segment Revenues	$1,458,628	$3,041,875	109%	$3,712,065	$7,206,428	94%
Total Assets Under Management	$584,376,213	$730,662,712	25%	$584,376,213	$730,662,712	25%
Fee-Earning Assets Under Management	$444,511,078	$528,412,550	19%	$444,511,078	$528,412,550	19%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. YTD per Share amounts represent the
sum of the last three quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures.	Blackstone | 3

SUMMARY OF FINANCIALS

▪	LTM Fee Related Earnings of $2.47 per share, an increase of 36% year-over-year.

▪	LTM Total Segment Distributable Earnings were $6.0 billion, an increase of 97% year-over-year.

Fee Related Earnings per Share	Segment Distributable Earnings ($ in millions)

FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).	Blackstone | 4

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Strong appreciation across strategies led to a 23% increase in Net Accrued Performance Revenues quarter-over- quarter to $8.3 billion ($6.90/share).

Investment Performance

(appreciation / gross returns)

	3Q’21	3Q’21 LTM
Real Estate
Opportunistic	16.2%	35.9%
Core+	7.6%	22.6%

Private Equity
Corporate Private Equity	9.9%	49.1%
Tactical Opportunities	2.3%	35.2%
Secondaries	17.0%	52.8%

Hedge Fund Solutions
BPS Composite	1.3%	13.3%

Credit & Insurance
Private Credit	4.5%	24.6%
Liquid Credit	1.1%	8.4%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Hedge Fund Solutions and Credit & Insurance. Secondaries appreciation is reported on a three-month lag from the fund financial reporting. Effective 3Q’21, the Secondaries fund financial reporting process was updated to generally report underlying fund investments on a same-quarter basis, if available. Previously such fund financial reporting was generally on a three-month lag. This update has permitted Secondaries appreciation to be reported on a more current basis. Secondaries appreciation is presented above as if the updated reporting process was in place for prior periods. Including the “catch up” from the reporting process change to reflect the economic and market activity of two quarters in 3Q’21 and five quarters in 3Q’21 LTM, Secondaries appreciation was 24.6% and 65.1% for 3Q’21 and 3Q’21 LTM, respectively. BPS Composite net returns were 1.1% and 12.2% for 3Q’21 and 3Q’21 LTM, respectively. Private Credit net returns were 2.8% and 18.6% for 3Q’21 and 3Q’21 LTM, respectively. Liquid Credit net returns were 1.0% and 8.1% for 3Q’21 and 3Q’21 LTM, respectively. See notes on page 32 for additional details on investment performance.	Blackstone | 5

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $46.7 billion in the quarter, bringing LTM inflows to $147.9 billion.

▪	Realizations were $21.8 billion in the quarter and $77.2 billion over the LTM.

▪	Deployed $37.1 billion in the quarter and $104.1 billion over the LTM.
–	Committed an additional $30.3 billion that was not yet deployed in the quarter.

	Inflows		Realizations		Capital Deployed

($ in millions)	3Q’21	3Q’21 LTM	3Q’21	3Q’21 LTM	3Q’21	3Q’21 LTM
Real Estate	$16,046	$45,523	$7,048	$23,927	$14,335	$37,045
Opportunistic	4,579	5,289	5,226	18,425	3,185	9,127
Core+	10,311	37,237	1,221	3,710	10,412	24,898
BREDS	1,156	2,997	602	1,792	737	3,020
Private Equity	7,356	27,539	10,815	35,160	10,193	33,462
Corporate Private Equity	2,389	12,538	5,899	16,962	5,046	15,364
Tactical Opportunities	3,778	9,489	2,364	10,546	801	6,385
Secondaries	1,176	5,466	2,498	7,436	2,322	7,779
Infrastructure	13	46	54	216	2,024	3,934
Hedge Fund Solutions	3,342	9,733	423	1,465	1,403	3,857

Credit & Insurance	19,997	65,125	3,466	16,650	11,173	29,722

Total Blackstone	$46,740	$147,920	$21,752	$77,202	$37,104	$104,086

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 6

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $730.7 billion, up 25% year-over-year, with $46.7 billion of inflows in the quarter and $147.9 billion over the LTM.

▪	Fee-Earning AUM of $528.4 billion was up 19% year-over-year, with $37.0 billion of inflows in the quarter and $119.9 billion over the LTM.

▪	Perpetual Capital AUM reached $197.0 billion, up 71% year-over-year.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 7

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $392.7 billion at quarter end, up 47% year-over-year.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $127.2 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 8

Segment Highlights

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 32% to $230.2 billion with inflows of $16.0 billion in the quarter and $45.5 billion over the LTM.

–	Inflows during the quarter included a record $7.9 billion in BREIT, $4.0 billion in the third Asian opportunistic fund and $2.2 billion across BPP funds.

–	October 1 subscriptions of $2.2 billion in BREIT and 248 million in BEPIF, a newly launched European income fund, both of which are not yet included in AUM.

▪	Realizations: $7.0 billion in the quarter and $23.9 billion over the LTM.

–	Announced The Cosmopolitan of Las Vegas sale for $5.65 billion, Real Estate’s most profitable single-asset sale ever.

▪	Capital Deployed: $14.3 billion in the quarter and $37.0 billion over the LTM; deployments in the quarter include the acquisition of Home Partners of America and CityCenter Las Vegas, and the privatization of QTS Data Centers.

–

Committed an additional $10.0 billion in the quarter; commitments include the acquisition of AIG’s affordable housing portfolio as well as a 15 million square-foot portfolio of high-quality infill U.S. logistics assets.

▪	Appreciation: Opportunistic funds and Core+ funds appreciated 16.2% and 7.6% for the quarter, and 35.9% and 22.6% over the LTM, respectively.

			% Change			% Change
($ in thousands)	3Q’20	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD
Management Fees, Net	$409,210	$538,738	32%	$1,207,638	$1,481,571	23%
Fee Related Performance Revenues	55,327	35,625	(36)%	66,383	224,793	239%
Fee Related Compensation	(138,342)	(137,313)	(1)%	(375,278)	(447,762)	19%
Other Operating Expenses	(42,566)	(61,398)	44%	(127,567)	(160,520)	26%
Fee Related Earnings	$283,629	$375,652	32%	$771,176	$1,098,082	42%

Realized Performance Revenues	18,872	495,727	n/m	96,801	935,418	866%
Realized Performance Compensation	(7,343)	(199,100)	n/m	(33,282)	(376,790)	n/m
Realized Principal Investment Income	4,946	42,677	763%	13,819	171,626	n/m
Net Realizations	16,475	339,304	n/m	77,338	730,254	844%
Segment Distributable Earnings	$300,104	$714,956	138%	$848,514	$1,828,336	115%

Segment Revenues	$488,355	$1,112,767	128%	$1,384,641	$2,813,408	103%
Total AUM	$173,796,594	$230,183,235	32%	$173,796,594	$230,183,235	32%
Fee-Earning AUM	$137,877,640	$180,168,093	31%	$137,877,640	$180,168,093	31%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 22% to $231.5 billion with inflows of $7.4 billion in the quarter and $27.5 billion over the LTM.

–	Inflows in the quarter included $2.1 billion for the fourth Blackstone Tactical Opportunities fund and $766 million for the second Corporate Private Equity Asia fund.

▪	Realizations: $10.8 billion in the quarter and $35.2 billion over the LTM; realizations in the quarter included proceeds from Mphasis and Blue Yonder sales.

▪	Capital Deployed: $10.2 billion in the quarter and $33.5 billion over the LTM including Ellucian, Sphera and Hello Sunshine during the quarter.

–	Committed an additional $8.2 billion that was not yet deployed in the quarter, including investments in Chamberlain Group and Interplex.

▪	Appreciation: Corporate Private Equity increased 9.9% in the quarter and 49.1% over the LTM.

–	Tactical Opportunities increased 2.3% in the quarter and 35.2% over the LTM; Secondaries increased 17.0% in the quarter and 52.8% over the LTM.

			% Change			% Change
($ in thousands)	3Q’20	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD
Management and Advisory Fees, Net	$348,173	$420,334	21%	$883,905	$1,220,059	38%
Fee Related Compensation	(119,301)	(139,211)	17%	(322,494)	(416,575)	29%
Other Operating Expenses	(45,702)	(56,792)	24%	(131,530)	(168,888)	28%
Fee Related Earnings	$183,170	$224,331	22%	$429,881	$634,596	48%

Realized Performance Revenues	295,239	988,331	235%	471,828	1,627,186	245%
Realized Performance Compensation	(112,713)	(417,386)	270%	(192,372)	(687,970)	258%
Realized Principal Investment Income	10,248	77,570	657%	38,011	220,769	481%
Net Realizations	192,774	648,515	236%	317,467	1,159,985	265%
Segment Distributable Earnings	$375,944	$872,846	132%	$747,348	$1,794,581	140%

Segment Revenues	$653,660	$1,486,235	127%	$1,393,744	$3,068,014	120%
Total AUM	$189,153,816	$231,520,802	22%	$189,153,816	$231,520,802	22%
Fee-Earning AUM	$129,701,748	$139,080,258	7%	$129,701,748	$139,080,258	7%

See note on page 5 for additional details on Secondaries appreciation.	Blackstone | 11

HEDGE FUND SOLUTIONS

▪	Total AUM: $80.6 billion with inflows of $3.3 billion in the quarter and $9.7 billion over the LTM.

–	October 1 subscriptions of $1.1 billion are not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 1.3% in the quarter (1.1% net), outperforming the HFRX Global Hedge Fund Return Index, which was down (0.1)%.

–	LTM gross returns of 13.3% (12.2% net), with significantly less volatility than the broader markets, compared to 8.9% return for the HFRX Global Hedge Fund Return Index.

			% Change			% Change
($ in thousands)	3Q’20	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD
Management Fees, Net	$147,315	$157,164	7%	$434,005	$468,584	8%
Fee Related Compensation	(41,405)	(35,092)	(15)%	(127,949)	(112,580)	(12)%
Other Operating Expenses	(19,652)	(25,476)	30%	(56,126)	(66,521)	19%
Fee Related Earnings	$86,258	$96,596	12%	$249,930	$289,483	16%

Realized Performance Revenues	5,618	7,271	29%	8,867	55,900	530%
Realized Performance Compensation	(1,257)	(1,443)	15%	(2,202)	(13,977)	535%
Realized Principal Investment Income	(150)	14,943	n/m	(1,090)	52,618	n/m
Net Realizations	4,211	20,771	393%	5,575	94,541	n/m
Segment Distributable Earnings	$90,469	$117,367	30%	$255,505	$384,024	50%

Segment Revenues	$152,783	$179,378	17%	$441,782	$577,102	31%
Total AUM	$77,788,713	$80,602,257	4%	$77,788,713	$80,602,257	4%
Fee-Earning AUM	$71,699,793	$73,266,849	2%	$71,699,793	$73,266,849	2%

Blackstone | 12

CREDIT & INSURANCE

▪	Total AUM: Increased 31% to $188.4 billion with inflows of $20.0 billion in the quarter and $65.1 billion over the LTM.

–

$3.5 billion of equity capital raised in the quarter for BCRED, a continuously offered non-traded BDC, bringing total equity raised to $8.4 billion life to date and Total Global Direct Lending AUM to $47.9 billion; BCRED had October 1 subscriptions of $1.1 billion not yet included in Total AUM.

–	Latest Mezzanine / Opportunistic strategy had $1.0 billion of inflows in the quarter, bringing total investable capital to $8.7 billion for the overall strategy.

–	Closed 3 new CLOs (1 U.S. and 2 European) for $1.6 billion and closed 5 CLO refinancings and resets (3 U.S. and 2 European) for $2.3 billion.

▪	Realizations: $3.5 billion in the quarter and $16.6 billion over the LTM.

▪	Capital Deployed: Record $11.2 billion in the quarter, driven by $8.6 billion from U.S. Direct Lending, and $29.7 billion over the LTM; committed an additional $11.2 billion that was not yet deployed in the quarter.

▪	Returns: Private Credit gross return of 4.5% (2.8% net), positively impacted by improving fundamentals and opportunistic exits, and Liquid Credit gross return of 1.1% (1.0% net) for the quarter.

			% Change			% Change
($ in thousands)	3Q’20	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD
Management Fees, Net	$153,142	$203,839	33%	$449,592	$540,808	20%
Fee Related Performance Revenues	9,623	37,688	292%	26,066	66,577	155%
Fee Related Compensation	(61,585)	(107,865)	75%	(188,080)	(263,059)	40%
Other Operating Expenses	(43,293)	(51,276)	18%	(118,458)	(142,615)	20%
Fee Related Earnings	$57,887	$82,386	42%	$169,120	$201,711	19%

Realized Performance Revenues	225	6,148	n/m	11,868	73,234	517%
Realized Performance Compensation	(417)	(1,145)	175%	(2,963)	(29,532)	897%
Realized Principal Investment Income	840	15,820	n/m	4,372	67,285	n/m
Net Realizations	648	20,823	n/m	13,277	110,987	736%
Segment Distributable Earnings	$58,535	$103,209	76%	$182,397	$312,698	71%

Segment Revenues	$163,830	$263,495	61%	$491,898	$747,904	52%
Total AUM	$143,637,090	$188,356,418	31%	$143,637,090	$188,356,418	31%
Fee-Earning AUM	$105,231,897	$135,897,350	29%	$105,231,897	$135,897,350	29%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20 YTD	3Q’21 YTD

Base Management Fees	$1,043,770	$1,076,094	$1,117,290	$1,140,051	$1,207,866	$2,895,960	$3,465,207

Transaction, Advisory and Other Fees, Net	33,628	75,290	78,640	78,125	114,784	132,585	271,549

Management Fee Offsets	(19,558)	(15,359)	(17,725)	(5,434)	(2,575)	(53,405)	(25,734)

Total Management and Advisory Fees, Net	1,057,840	1,136,025	1,178,205	1,212,742	1,320,075	2,975,140	3,711,022

Fee Related Performance Revenues	64,950	286,227	169,168	48,889	73,313	92,449	291,370

Fee Related Compensation	(360,633)	(482,769)	(445,110)	(375,385)	(419,481)	(1,013,801)	(1,239,976)

Other Operating Expenses	(151,213)	(189,536)	(161,424)	(182,178)	(194,942)	(433,681)	(538,544)

Fee Related Earnings	$610,944	$749,947	$740,839	$704,068	$778,965	$1,620,107	$2,223,872

Realized Performance Revenues	319,954	1,276,629	401,323	792,938	1,497,477	589,364	2,691,738

Realized Performance Compensation	(121,730)	(483,528)	(150,924)	(338,271)	(619,074)	(230,819)	(1,108,269)

Realized Principal Investment Income	15,884	103,821	298,156	63,132	151,010	55,112	512,298

Total Net Realizations	214,108	896,922	548,555	517,799	1,029,413	413,657	2,095,767

Total Segment Distributable Earnings	$825,052	$1,646,869	$1,289,394	$1,221,867	$1,808,378	$2,033,764	$4,319,639

Net Interest and Dividend Income (Loss)	(12,731)	(5,604)	(12,928)	(11,201)	(16,238)	(29,306)	(40,367)

Taxes and Related Payables	(40,225)	(176,859)	(84,222)	(140,673)	(156,867)	(127,268)	(381,762)

Distributable Earnings	$772,096	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$1,877,190	$3,897,510

Additional Metrics:

Total Segment Revenues	$1,458,628	$2,802,702	$2,046,852	$2,117,701	$3,041,875	$3,712,065	$7,206,428

Total Assets Under Management	$584,376,213	$618,556,928	$648,803,007	$684,028,712	$730,662,712	$584,376,213	$730,662,712

Fee-Earning Assets Under Management	$444,511,078	$469,433,114	$481,225,407	$498,932,526	$528,412,550	$444,511,078	$528,412,550

Blackstone | 15

ASSETS UNDER MANAGEMENT - ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2021					Twelve Months Ended September 30, 2021

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$207,548	$223,621	$79,145	$173,714	$684,029	$173,797	$189,154	$77,789	$143,637	$584,376
Inflows	16,046	7,356	3,342	19,997	46,740	45,523	27,539	9,733	65,125	147,920
Outflows	(1,117)	(449)	(2,359)	(2,644)	(6,568)	(4,179)	(3,373)	(15,470)	(13,666)	(36,687)
Net Flows	14,929	6,907	983	17,354	40,172	41,344	24,167	(5,737)	51,460	111,233
Realizations	(7,048)	(10,815)	(423)	(3,466)	(21,752)	(23,927)	(35,160)	(1,465)	(16,650)	(77,202)
Market Activity	14,754	11,808	897	755	28,215	38,970	53,361	10,016	9,909	112,255
Ending Balance	$230,183	$231,521	$80,602	$188,356	$730,663	$230,183	$231,521	$80,602	$188,356	$730,663
% Change	11%	4%	2%	8%	7%	32%	22%	4%	31%	25%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2021					Twelve Months Ended September 30, 2021

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$166,263	$132,475	$72,240	$127,953	$498,933	$137,878	$129,702	$71,700	$105,232	$444,511
Inflows	13,568	8,372	3,011	12,023	36,974	44,334	17,730	9,465	48,396	119,925
Outflows	(821)	(822)	(2,282)	(1,915)	(5,840)	(3,425)	(1,938)	(15,647)	(11,902)	(32,912)
Net Flows	12,747	7,550	729	10,108	31,134	40,909	15,792	(6,182)	36,493	87,013
Realizations	(4,228)	(2,649)	(413)	(1,781)	(9,072)	(13,030)	(12,673)	(1,405)	(11,188)	(38,295)
Market Activity	5,386	1,704	711	(384)	7,418	14,411	6,259	9,153	5,360	35,184
Ending Balance	$180,168	$139,080	$73,267	$135,897	$528,413	$180,168	$139,080	$73,267	$135,897	$528,413
% Change	8%	5%	1%	6%	6%	31%	7%	2%	29%	19%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital,  expense drawdowns and decreased side-by-
side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed. Total AUM Market Activity for the LTM period includes an adjustment for a change in methodology, see additional notes on page 33.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At September 30, 2021, Blackstone had $8.2 billion in total cash, cash equivalents, corporate treasury, and other investments and $18.4 billion of cash and net investments, or $15.26 per share.

▪	Blackstone has a $2.3 billion undrawn credit revolver and maintains A+/A+ ratings.

–	On August 5, 2021, Blackstone issued $650 million of 7-year notes at a 1.625% coupon, $800 million of 10.5-year notes at a 2.0% coupon and $550 million of 30-year notes at a 2.85% coupon.

($ in millions)	3Q’21

Cash and Cash Equivalents	$5,011

Corporate Treasury and Other Investments	3,222

GP/Fund Investments	1,844

Net Accrued Performance Revenues	8,311

Cash and Net Investments	$18,389

Outstanding Bonds (at par)	7,637

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$2.3B

undrawn credit revolver

with November 2025 maturity

$8.2B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Effective in 3Q’21, Corporate Treasury Investments includes Other Investments and has been renamed to Corporate Treasury and Other Investments. Previously, Other Investments was included within GP/Fund Investments. Other Investments was
$1.1 billion as of September 30, 2021, which was comprised of $843 million of liquid investments and $241 million of illiquid investments. See notes on pages 29
and 33 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	3Q’20	2Q’21	3Q’21	3Q’21
				Per Share
Real Estate
BREP IV	$8	$19	$22	$0.02
BREP V	7	26	44	0.04
BREP VI	46	42	34	0.03
BREP VII	238	300	476	0.40
BREP VIII	782	626	713	0.59
BREP IX	90	359	551	0.46
BREP Europe IV	104	89	90	0.07
BREP Europe V	179	312	476	0.40
BREP Europe VI	-	60	176	0.15
BREP Asia I	102	107	112	0.09
BREP Asia II	-	98	116	0.10
BPP	227	265	362	0.30
BREIT	-	247	513	0.43
BREDS	6	32	40	0.03
BTAS	42	6	23	0.02
Real Estate	$1,831	$2,591	$3,747	$3.11
Private Equity
BCP IV	19	9	8	0.01
BCP V	-	39	57	0.05
BCP VI	668	740	561	0.47
BCP VII	458	1,351	1,278	1.06
BCP VIII	-	89	216	0.18
BCP Asia I	40	213	407	0.34
BEP I	23	28	33	0.03
BEP III	-	47	64	0.05
BCEP	85	170	198	0.16
Tactical Opportunities	138	374	296	0.25
Blackstone Growth	9	59	45	0.04
Secondaries	76	262	430	0.36
Infrastructure	-	81	79	0.07
Life Sciences	7	23	33	0.03
BTAS/Other	20	151	195	0.16
Private Equity	$1,544	$3,637	$3,899	$3.24

Hedge Fund Solutions	$54	$300	$362	$0.30

Credit & Insurance	$121	$233	$302	$0.25

Net Accrued Performance Revenues	$3,550	$6,761	$8,311	$6.90

  3Q’21 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	2Q’21	Revenues	Distributions	3Q’21

Real Estate	$2,591	$1,472	$(316)	$3,747

Private Equity	3,637	834	(571)	3,899

HFS	300	68	(6)	362

Credit & Insurance	233	95	(26)	302

Total	$6,761	$2,469	$(919)	$8,311

QoQ Change				23%

  3Q’21 LTM Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	3Q’20	Revenues	Distributions	3Q’21

Real Estate	$1,831	$3,165	$(1,249)	$3,747

Private Equity	1,544	3,531	(1,175)	3,899

HFS	54	493	(185)	362

Credit & Insurance	121	279	(98)	302

Total	$3,550	$7,468	$(2,707)	$8,311

YoY Change				134%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2021(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	84,502	1.7x	4,579,740	1.7x	4,664,242	1.7x	13%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	230,597	229,254	1.6x	13,214,326	2.3x	13,443,580	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,484	375,481	2.0x	27,371,647	2.5x	27,747,128	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,496,823	1,525,932	7,320,750	1.6x	23,391,546	2.1x	30,712,296	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,576,617	2,571,289	14,852,933	1.5x	16,977,295	2.4x	31,830,228	1.9x	29%	17%
*BREP IX (Jun 2019 / Dec 2024)	21,007,890	9,955,631	16,356,581	1.5x	2,543,821	1.9x	18,900,402	1.5x	n/m	36%
Total Global BREP	$73,122,355	$14,833,933	$39,219,501	1.5x	$95,613,293	2.3x	$134,832,794	2.0x	18%	16%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,576,670	1.8x	2,576,670	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,167	463,195	339,646	0.5x	5,738,120	2.5x	6,077,766	2.1x	20%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,675,950	1,345,550	1,946,782	1.3x	9,547,188	2.0x	11,493,970	1.8x	20%	14%
BREP Europe V (Dec 2016 / Oct 2019)	7,937,730	1,597,804	8,890,814	1.6x	2,182,232	2.7x	11,073,046	1.7x	41%	14%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,838,021	6,004,179	5,294,958	1.4x	288,935	1.7x	5,583,893	1.4x	49%	29%
Total BREP Europe	€30,110,788	€9,410,728	€16,472,200	1.4x	€21,706,315	2.1x	€38,178,515	1.8x	16%	13%
BREP Asia I (Jun 2013 / Dec 2017)	$4,261,983	$916,830	$2,503,201	1.4x	$5,897,757	2.1x	$8,400,958	1.8x	21%	13%
*BREP Asia II (Dec 2017 / Jun 2023)	7,339,220	3,031,637	5,638,584	1.3x	604,391	1.8x	6,242,975	1.3x	44%	12%
BREP Asia III (TBD)	3,956,850	3,956,850	-	n/a	-	n/a	-	n/a	n/a	n/a
BREP Co-Investment (f)	7,055,974	32,023	678,411	1.8x	14,930,723	2.2x	15,609,134	2.2x	16%	16%
Total BREP	$130,760,742	$33,668,896	$67,039,516	1.5x	$144,113,788	2.2x	$211,153,304	1.9x	17%	15%
*Core+ BPP (Various) (g)	n/a	n/a	52,749,976	n/a	9,401,220	n/a	62,151,196	n/a	n/a	10%
*Core+ BREIT (Various) (h)	n/a	n/a	41,902,410	n/a	1,222,016	n/a	43,124,426	n/a	n/a	12%
*BREDS High-Yield (Various) (i)	19,990,586	7,561,666	5,374,549	1.1x	14,145,200	1.3x	19,519,749	1.2x	11%	10%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	16,346	n/a	2,953,649	1.4x	2,969,995	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	176,864	120,893	1.3x	21,479,598	2.9x	21,600,491	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	701,207	47.4x	37,876,327	1.9x	38,577,534	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,202,513	1,378,295	9,056,562	1.8x	21,927,991	2.2x	30,984,553	2.1x	18%	13%
BCP VII (May 2016 / Feb 2020)	18,836,441	1,938,731	26,617,761	1.9x	7,674,654	2.2x	34,292,415	1.9x	31%	21%
*BCP VIII (Feb 2020 / Feb 2026)	25,056,449	19,805,651	8,011,713	1.5x	320,833	2.9x	8,332,546	1.5x	n/m	n/m
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	768,066	1.5x	3,631,321	1.9x	4,399,387	1.8x	14%	11%
Energy II (Feb 2015 / Feb 2020)	4,914,563	1,021,332	4,475,639	1.4x	1,222,777	1.0x	5,698,416	1.2x	(7)%	3%
*Energy III (Feb 2020 / Feb 2026)	4,273,555	3,134,909	1,866,059	1.7x	260,277	2.2x	2,126,336	1.7x	96%	82%
BCP Asia I (Dec 2017 / Sep 2021)	2,401,426	1,065,744	5,163,068	3.9x	661,489	3.9x	5,824,557	3.9x	94%	84%
*BCP Asia II (Sep 2021 / Sep 2027)	6,009,332	5,996,852	-	n/a	-	n/a	-	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (j)	4,756,010	1,131,903	7,542,438	2.0x	1,284,639	2.3x	8,827,077	2.0x	38%	25%
*Core Private Equity II (Mar 2021 / Mar 2026) (j)	8,178,339	7,669,126	531,171	1.1x	-	n/a	531,171	1.1x	n/a	n/m
Total Corporate Private Equity	$128,177,413	$44,553,733	$64,870,923	1.8x	$113,476,800	2.1x	$178,347,723	2.0x	16%	16%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREIT – Blackstone Real Estate Income Trust, BPP – Blackstone Property Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period and open ended funds.

Blackstone | 19

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2021(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$22,793,022	$7,576,444	$14,041,355	1.4x	$16,303,649	1.9x	$30,345,004	1.6x	19%	13%
*Tactical Opportunities Co-Investment and Other (Various)	12,410,524	4,960,882	4,617,020	1.3x	6,209,151	1.8x	10,826,171	1.5x	19%	17%
Total Tactical Opportunities	$35,203,546	$12,537,326	$18,658,375	1.3x	$22,512,800	1.9x	$41,171,175	1.6x	19%	14%
*Blackstone Growth (Jul 2020 / Jul 2025)	4,761,851	3,232,049	2,240,854	1.4x	299,451	4.0x	2,540,305	1.5x	n/m	90%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (k)	11,863,351	917,190	639,677	n/a	17,356,347	n/a	17,996,024	1.6x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (k)	4,362,750	1,380,208	1,430,288	n/a	3,667,757	n/a	5,098,045	1.6x	n/a	16%
Strategic Partners VII (May 2016 / Mar 2019) (k)	7,489,970	2,060,914	6,087,919	n/a	3,909,313	n/a	9,997,232	1.9x	n/a	23%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (k)	1,749,807	409,161	1,208,965	n/a	598,511	n/a	1,807,476	1.3x	n/a	14%
*Strategic Partners VIII (Mar 2019 / Jul 2023) (k)	10,763,600	4,286,329	7,887,716	n/a	2,421,810	n/a	10,309,526	1.7x	n/a	57%
*Strategic Partners Real Estate, SMA and Other (Various) (k)	7,878,498	2,371,801	3,375,646	n/a	2,096,825	n/a	5,472,471	1.4x	n/a	17%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (k)	3,250,100	2,508,962	176,077	n/a	14,819	n/a	190,896	2.9x	n/a	n/m
Total Strategic Partners (Secondaries)	$47,358,076	$13,934,565	$20,806,288	n/a	$30,065,382	n/a	$50,871,670	1.6x	n/a	16%
*Infrastructure (Various)	13,658,063	7,435,523	7,778,444	1.3x	199,291	n/a	7,977,735	1.3x	n/a	16%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	225,286	910,982	1.6x	39,952	0.9x	950,934	1.5x	(18)%	17%
*BXLS V (Jan 2020 / Jan 2025)	4,779,454	3,733,343	1,291,353	1.4x	-	n/a	1,291,353	1.4x	n/a	21%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$19,839	1.0x	$4,775,786	1.6x	$4,795,625	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	1,007,503	925,999	0.7x	5,807,890	1.6x	6,733,889	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,025,006	4,681,761	1.1x	4,415,663	1.7x	9,097,424	1.3x	n/a	12%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	4,556,271	3,885,152	705,694	1.0x	8,817	n/a	714,511	1.0x	n/a	n/m
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	76,000	-	n/a	5,776,841	1.3x	5,776,841	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	629,162	0.7x	4,984,957	1.2x	5,614,119	1.1x	n/a	1%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	3,665,909	2,188,533	1.0x	2,030,556	1.4x	4,219,089	1.1x	n/a	8%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,051,129	1,414,948	1.1x	1,647,873	1.6x	3,062,821	1.3x	n/a	8%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	2,432,321	1,388,126	1.2x	416,616	1.7x	1,804,742	1.3x	n/a	31%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€268,902	€1,321,951	1.0x	€1,944,977	1.4x	€3,266,928	1.2x	n/a	6%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€2,989,441	€2,153,577	1.0x	€742,653	1.3x	€2,896,230	1.1x	n/a	18%
Total Credit Drawdown Funds (l)	$46,428,533	$17,563,834	$15,982,025	1.0x	$32,980,483	1.5x	$48,962,508	1.3x	n/a	10%
*Direct Lending BDC (Various) (m)	3,926,295	-	4,142,452	n/a	444,215	n/a	4,586,667	n/a	n/a	10%

Notes on page 21. BXLS – Blackstone Life Sciences. * Represents funds that are currently in their investment period and open ended funds.	Blackstone | 20

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2021 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to September 30, 2021 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)

BPP represents the Core+ real estate funds which invest with a more modest risk profile and lower leverage. Committed Capital and Available Capital are not regularly reported to investors in our Core+ strategy and are not applicable in the context of these funds.

(h)

Unrealized Investment Value reflects BREIT’s net asset value as of September 30, 2021. Realized Investment Value represents BREIT’s cash distributions, net of servicing fees. The BREIT net return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Inception to date net returns are presented on an annualized basis and are from January 1, 2017. Committed Capital and Available Capital are not regularly reported to investors in our Core+ strategy and are not applicable in the context of this vehicle.

(i)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(j)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(k)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from the fund financial statements and therefore do not include the impact of economic and market activities in the current quarter.

(l)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(m)

Unrealized Investment Value reflects Blackstone Secured Lending Fund’s (“BXSL”) net asset value as of September 30, 2021. Realized Investment Value represents BXSL’s cash distributions. BXSL’s net return is annualized and calculated since inception starting on November 20, 2018, as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s dividend reinvestment plan) divided by the beginning NAV per share. Does not currently include Blackstone Private Credit Fund (“BCRED”), a continuously offered non-traded BDC.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.28 of Distributable Earnings per common share during the quarter, bringing the year-to-date amount to $3.06 per common share.

▪	Blackstone declared a quarterly dividend of $1.09 per common share to record holders as of November 1, 2021; payable on November 8, 2021.

						% Change			% Change
($ in thousands, except per share data)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	vs. 3Q’20	3Q’20 YTD	3Q’21 YTD	vs. 3Q’20 YTD

Distributable Earnings	$772,096	$1,464,406	$1,192,244	$1,069,993	$1,635,273	112%	$1,877,190	$3,897,510	108%

Add: Other Payables Attributable to Common Shareholders	23,461	154,783	61,249	120,336	133,841	470%	78,334	315,425	303%

DE before Certain Payables	795,557	1,619,189	1,253,493	1,190,329	1,769,114	122%	1,955,524	4,212,935	115%

Percent to Common Shareholders	58%	59%	59%	60%	60%		58%	60%

DE before Certain Payables Attributable to Common Shareholders	464,233	949,854	741,662	710,081	1,059,142	128%	1,134,613	2,510,885	121%

Less: Other Payables Attributable to Common Shareholders	(23,461)	(154,783)	(61,249)	(120,336)	(133,841)	470%	(78,334)	(315,425)	303%

DE Attributable to Common Shareholders	440,772	795,071	680,413	589,745	925,301	110%	1,056,279	2,195,460	108%

DE per Common Share	$0.63	$1.13	$0.96	$0.82	$1.28	103%	$1.52	$3.06	101%

Less: Retained Capital per Common Share	$(0.09)	$(0.17)	$(0.14)	$(0.12)	$(0.19)	111%	$(0.22)	$(0.45)	105%

Actual Dividend per Common Share	$0.54	$0.96	$0.82	$0.70	$1.09	102%	$1.30	$2.61	101%

Record Date					Nov 1, 2021

Payable Date					Nov 8, 2021

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.205 billion shares.

–	Repurchased 2.9 million common shares in the quarter and 6.0 million common shares over the LTM.

–	Available authorization remaining was $403 million at September 30, 2021.

	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21

Participating Common Shares	700,649,135	703,959,789	711,065,543	720,474,539	721,369,398

Participating Partnership Units	500,054,874	496,060,455	490,716,529	487,276,882	483,553,949

Distributable Earnings Shares Outstanding	1,200,704,009	1,200,020,244	1,201,782,072	1,207,751,421	1,204,923,347

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					YTD		LTM

($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21

Net Income Attributable to Blackstone Inc.	$794,719	$748,870	$1,747,872	$1,309,152	$1,401,895	$296,493	$4,458,919	$779,642	$5,207,789

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	638,803	759,110	1,235,784	1,116,193	1,315,641	253,814	3,667,618	631,951	4,426,728

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	259,761	308,055	386,850	431,516	486,907	(90,938)	1,305,273	29,858	1,613,328

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	6,868	(1,871)	629	637	1,550	(12,027)	2,816	(15,715)	945

Net Income	$1,700,151	$1,814,164	$3,371,135	$2,857,498	$3,205,993	$447,342	$9,434,626	$1,425,736	$11,248,790

Provision (Benefit) for Taxes	100,960	266,342	(447)	288,250	458,904	89,672	746,707	118,615	1,013,049

Income Before Provision for Taxes	$1,801,111	$2,080,506	$3,370,688	$3,145,748	$3,664,897	$537,014	$10,181,333	$1,544,351	$12,261,839

Transaction-Related Charges (a)	47,283	70,292	27,888	35,533	59,193	170,437	122,614	265,152	192,906

Amortization of Intangibles (b)	16,483	16,535	17,124	17,044	17,044	49,449	51,212	65,931	67,747

Impact of Consolidation (c)	(266,629)	(306,184)	(387,479)	(432,153)	(488,457)	102,965	(1,308,089)	(14,143)	(1,614,273)

Unrealized Performance Revenues (d)	(1,403,480)	(597,285)	(2,464,497)	(2,697,170)	(2,724,366)	982,043	(7,886,033)	853,710	(8,483,318)

Unrealized Performance Allocations Compensation (e)	509,474	278,575	1,049,969	1,150,219	1,193,853	(433,091)	3,394,041	(339,246)	3,672,616

Unrealized Principal Investment (Income) Loss (f)	(177,125)	(114,427)	(423,934)	(104,658)	2,343	216,169	(526,249)	181,195	(640,676)

Other Revenues (g)	192,623	143,615	(60,273)	(27,870)	(64,109)	110,078	(152,252)	116,513	(8,637)

Equity-Based Compensation (h)	89,862	67,092	144,272	121,422	129,254	266,675	394,948	318,418	462,040

Administrative Fee Adjustment (i)	2,719	2,546	2,708	2,551	2,488	2,719	7,747	2,719	10,293

Taxes and Related Payables (j)	(40,225)	(176,859)	(84,222)	(140,673)	(156,867)	(127,268)	(381,762)	(203,372)	(558,621)

Distributable Earnings	$772,096	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$1,877,190	$3,897,510	$2,791,228	$5,361,916

Taxes and Related Payables (j)	40,225	176,859	84,222	140,673	156,867	127,268	381,762	203,372	558,621

Net Interest and Dividend (Income) Loss (k)	12,731	5,604	12,928	11,201	16,238	29,306	40,367	31,802	45,971

Total Segment Distributable Earnings	$825,052	$1,646,869	$1,289,394	$1,221,867	$1,808,378	$2,033,764	$4,319,639	$3,026,402	$5,966,508

Realized Performance Revenues (l)	(319,954)	(1,276,629)	(401,323)	(792,938)	(1,497,477)	(589,364)	(2,691,738)	(1,241,011)	(3,968,367)

Realized Performance Compensation (m)	121,730	483,528	150,924	338,271	619,074	230,819	1,108,269	480,178	1,591,797

Realized Principal Investment Income (n)	(15,884)	(103,821)	(298,156)	(63,132)	(151,010)	(55,112)	(512,298)	(93,654)	(616,119)

Fee Related Earnings	$610,944	$749,947	$740,839	$704,068	$778,965	$1,620,107	$2,223,872	$2,171,915	$2,973,819

Adjusted EBITDA Reconciliation

Distributable Earnings	$772,096	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$1,877,190	$3,897,510	$2,791,228	$5,361,916

Interest Expense (o)	39,228	45,330	44,340	44,132	51,773	119,692	140,245	177,043	185,575

Taxes and Related Payables (j)	40,225	176,859	84,222	140,673	156,867	127,268	381,762	203,372	558,621

Depreciation and Amortization (p)	9,568	9,946	12,293	12,581	12,771	25,190	37,645	32,856	47,591

Adjusted EBITDA	$861,117	$1,696,541	$1,333,099	$1,267,379	$1,856,684	$2,149,340	$4,457,162	$3,204,499	$6,153,703

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:    See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)

This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation. This amount includes amortization of intangibles associated with Blackstone’s investment in Pátria, which was historically accounted for under the equity method. As a result of Pátria’s IPO in January 2021, equity method has been discontinued and there will no longer be amortization of intangibles associated with the investment.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					YTD		LTM
($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
GAAP Unrealized Performance Allocations	$1,403,480	$597,285	$2,464,497	$2,697,170	$2,724,366	$(981,678)	$7,886,033	$(853,447)	$8,483,318
Segment Adjustment	-	-	-	-	-	(365)	-	(263)	-
Unrealized Performance Revenues	$1,403,480	$597,285	$2,464,497	$2,697,170	$2,724,366	$(982,043)	$7,886,033	$(853,710)	$8,483,318

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					YTD		LTM
($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
GAAP Unrealized Principal Investment Income (Loss)	$295,308	$217,688	$639,315	$328,835	$183,754	$(332,295)	$1,151,904	$(264,382)	$1,369,592
Segment Adjustment	(118,183)	(103,261)	(215,381)	(224,177)	(186,097)	116,126	(625,655)	83,187	(728,916)
Unrealized Principal Investment Income (Loss)	$177,125	$114,427	$423,934	$104,658	$(2,343)	$(216,169)	$526,249	$(181,195)	$640,676

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents (1) the add back of Other Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of certain Transaction-Related Charges.

	QTD					YTD		LTM
($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
GAAP Other Revenue	$(192,159)	$(143,583)	$60,304	$27,896	$64,187	$(109,559)	$152,387	$(115,969)	$8,804
Segment Adjustment	(464)	(32)	(31)	(26)	(78)	(519)	(135)	(544)	(167)
Other Revenues	$(192,623)	$(143,615)	$60,273	$27,870	$64,109	$(110,078)	$152,252	$(116,513)	$8,637

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership
Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in
Blackstone’s segment presentation.

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					YTD		LTM
($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
Taxes	$32,518	$163,315	$69,609	$127,809	$140,548	$97,254	$337,966	$161,184	$501,281
Related Payables	7,707	13,544	14,613	12,864	16,319	30,014	43,796	42,188	57,340
Taxes and Related Payables	$40,225	$176,859	$84,222	$140,673	$156,867	$127,268	$381,762	$203,372	$558,621

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of
Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					YTD		LTM
($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
GAAP Interest and Dividend Revenue	$26,497	$39,726	$31,412	$31,017	$35,048	$85,505	$97,477	$137,651	$137,203
Segment Adjustment	-	-	-	1,914	487	4,881	2,401	7,590	2,401
Interest and Dividend Revenue	$26,497	$39,726	$31,412	$32,931	$35,535	$90,386	$99,878	$145,241	$139,604

GAAP Interest Expense	$39,540	$45,702	$44,983	$44,322	$52,413	$120,460	$141,718	$181,148	$187,420
Segment Adjustment	(312)	(372)	(643)	(190)	(640)	(768)	(1,473)	(4,105)	(1,845)
Interest Expense	$39,228	$45,330	$44,340	$44,132	$51,773	$119,692	$140,245	$177,043	$185,575
Net Interest and Dividend Income (Loss)	$(12,731)	$(5,604)	$(12,928)	$(11,201)	$(16,238)	$(29,306)	$(40,367)	$(31,802)	$(45,971)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21
GAAP Shares of Common Stock Outstanding	680,680,748	683,875,544	690,569,563	691,093,463	693,612,698
Unvested Participating Common Shares	19,968,387	20,084,245	20,495,980	29,381,076	27,756,700
Total Participating Common Shares	700,649,135	703,959,789	711,065,543	720,474,539	721,369,398
Participating Partnership Units	500,054,874	496,060,455	490,716,529	487,276,882	483,553,949
Distributable Earnings Shares Outstanding	1,200,704,009	1,200,020,244	1,201,782,072	1,207,751,421	1,204,923,347

Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					YTD		LTM
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21
Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	700,184,580	702,543,279	709,033,212	721,141,954	722,229,117	695,049,997	717,516,302	691,121,413	713,742,286

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	343,386	436,255	879,132	123,226	203,982	287,578	402,113	284,314	410,649

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	700,527,966	702,979,534	709,912,344	721,265,180	722,433,099	695,337,575	717,918,415	691,405,727	714,152,935

Blackstone | 27

BLACKSTONE’S THIRD QUARTER 2021 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21

Assets

Cash and Cash Equivalents	$2,628,895	$1,999,484	$2,862,422	$2,467,444	$5,011,433

Cash Held by Blackstone Funds and Other	85,218	64,972	109,285	109,676	113,731

Investments	14,423,456	15,617,142	17,943,309	22,163,322	25,104,195

Accounts Receivable	477,601	866,158	975,610	582,542	496,265

Due from Affiliates	2,817,304	3,221,515	3,015,318	3,159,829	3,718,119

Intangible Assets, Net	344,258	347,955	340,478	321,780	303,082

Goodwill	1,869,860	1,901,485	1,890,185	1,890,202	1,890,202

Other Assets	544,905	481,022	434,475	556,714	538,567

Right-of-Use Assets	544,361	526,943	736,633	723,539	745,886

Deferred Tax Assets	1,305,707	1,242,576	1,402,271	1,322,144	1,116,612

Total Assets	$25,041,565	$26,269,252	$29,709,986	$33,297,192	$39,038,092

Liabilities and Equity

Loans Payable	$5,570,888	$5,644,653	$5,573,965	$5,594,648	$7,527,576

Due to Affiliates	1,064,336	1,135,041	1,161,775	1,226,504	1,426,209

Accrued Compensation and Benefits	3,349,418	3,433,260	4,376,226	5,789,662	7,399,559

Securities Sold, Not Yet Purchased	51,231	51,033	33,160	35,783	35,657

Repurchase Agreements	80,597	76,808	58,050	57,247	36,545

Operating Lease Liabilities	621,408	620,844	842,692	841,152	863,020

Accounts Payable, Accrued Expenses and Other Liabilities	804,009	717,104	838,930	1,205,182	871,661

Total Liabilities	11,541,887	11,678,743	12,884,798	14,750,178	18,160,227

Redeemable Non-Controlling Interests in Consolidated Entities	63,384	65,161	65,546	65,568	66,824

Equity

Common Stock, $0.00001 par value (693,612,698 shares issued and outstanding as of September 30, 2021)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2021)	—	—	—	—	—

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2021)	—	—	—	—	—

Additional Paid-in-Capital	6,243,722	6,332,105	6,446,829	6,282,600	6,037,628

Retained Earnings	(36,432)	335,762	1,408,768	2,133,794	3,031,765

Accumulated Other Comprehensive Loss	(27,407)	(15,831)	(11,454)	(10,245)	(15,357)

Non-Controlling Interests in Consolidated Entities	3,946,190	4,042,157	4,390,594	4,860,442	5,638,612

Non-Controlling Interests in Blackstone Holdings	3,310,214	3,831,148	4,524,898	5,214,848	6,118,386

Total Equity	13,436,294	14,525,348	16,759,642	18,481,446	20,811,041

Total Liabilities and Equity	$25,041,565	$26,269,252	$29,709,986	$33,297,192	$39,038,092

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21

Investments of Consolidated Blackstone Funds	$1,500,398	$1,455,008	$1,459,804	$1,871,269	$2,104,705

Equity Method Investments

Partnership Investments	4,144,249	4,353,234	4,676,341	4,916,675	5,303,334

Accrued Performance Allocations	6,112,904	6,891,262	9,367,251	12,101,142	15,063,648

Corporate Treasury Investments	2,390,982	2,579,716	1,726,285	2,440,325	1,520,426

Other Investments	274,923	337,922	713,628	833,911	1,112,082

Total GAAP Investments	14,423,456	15,617,142	17,943,309	22,163,322	25,104,195

Accrued Performance Allocations - GAAP	$6,112,904	$6,891,262	$9,367,251	$12,101,142	$15,063,648

Impact of Consolidation (a)	1	1	1	1	1

Due from Affiliates - GAAP (b)	21,499	165,678	56,274	59,304	59,669

Less: Net Realized Performance Revenues (c)	(75,328)	(313,610)	(269,426)	(261,760)	(416,336)

Less: Accrued Performance Compensation - GAAP (d)	(2,509,357)	(2,917,609)	(3,952,253)	(5,137,933)	(6,395,903)

Net Accrued Performance Revenues	$3,549,719	$3,825,722	$5,201,847	$6,760,754	$8,311,079

Corporate Treasury and Other Investments - GAAP (e)	$2,665,905	$2,917,638	$2,439,913	$3,274,236	$2,632,508

Impact of Consolidation (a)	135,928	137,745	142,187	176,320	178,407

Other Assets (f)	525,864	947,565	766,285	479,591	580,641

Other Liabilities (g)	(124,734)	(30,355)	(61,599)	(494,119)	(169,863)

Corporate Treasury and Other Investments - Deconsolidated (h)	$3,202,963	$3,972,593	$3,286,786	$3,436,028	$3,221,693

Partnership Investments - GAAP	$4,144,249	$4,353,234	$4,676,341	$4,916,675	$5,303,334

Impact of Consolidation (i)	(2,463,594)	(2,615,599)	(2,923,029)	(3,091,175)	(3,459,004)

GP/Fund Investments - Deconsolidated	$1,680,655	$1,737,635	$1,753,312	$1,825,500	$1,844,330

Loans Payable - GAAP	$5,570,888	$5,644,653	$5,573,965	$5,594,648	$7,527,576

Impact of Consolidation (j)	(99)	(99)	(100)	(99)	(100)

Outstanding Bonds - Carrying Value	5,570,789	5,644,554	5,573,865	5,594,549	7,527,476

Unamortized Discount	87,361	87,846	85,635	84,151	109,524

Outstanding Bonds (at par) - Deconsolidated	$5,658,150	$5,732,400	$5,659,500	$5,678,700	$7,637,000

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	Effective 3Q’21, Corporate Treasury includes Other Investments and has been renamed to Corporate Treasury and Other Investments. Prior periods have been recast to reflect the revised classification.
(f)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(g)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(h)

Deconsolidated Other Investments was $1.1 billion as of September 30, 2021, which was comprised of $843 million of liquid investments and $241 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities, which may include equity securities subject to lockup periods, and other investments held by Blackstone that can be easily converted to cash.

(i)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(j)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

($ in thousands)	QTD					YTD		LTM

	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21

Management and Advisory Fees, Net
GAAP	$1,053,851	$1,134,138	$1,177,815	$1,212,549	$1,320,795	$2,958,411	$3,711,159	$3,902,311	$4,845,297
Segment Adjustment (a)	3,989	1,887	390	193	(720)	16,729	(137)	18,502	1,750
Total Segment	$1,057,840	$1,136,025	$1,178,205	$1,212,742	$1,320,075	$2,975,140	$3,711,022	$3,920,813	$4,847,047

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues
GAAP
Incentive Fees	13,498	97,702	36,124	33,207	48,206	40,959	117,537	128,569	215,239
Investment Income—Realized Performance Allocations	371,406	1,465,154	534,367	808,620	1,522,495	640,846	2,865,482	1,358,401	4,330,636
GAAP	$384,904	$1,562,856	$570,491	$841,827	$1,570,701	$681,805	$2,983,019	$1,486,970	$4,545,875
Total Segment
Less: Realized Performance Revenues	(319,954)	(1,276,629)	(401,323)	(792,938)	(1,497,477)	(589,364)	(2,691,738)	(1,241,011)	(3,968,367)
Segment Adjustment (b)	-	-	-	-	89	8	89	2,863	89
Total Segment	$64,950	$286,227	$169,168	$48,889	$73,313	$92,449	$291,370	$248,822	$577,597

GAAP Compensation to Total Segment Fee Related Compensation
GAAP
Compensation	460,983	459,636	542,638	507,104	536,199	1,395,983	1,585,941	1,843,629	2,045,577
Incentive Fees Compensation	7,385	22,086	13,325	14,431	21,007	22,339	48,763	46,928	70,849
Realized Performance Allocations Compensation	142,149	590,089	213,027	347,423	631,632	253,141	1,192,082	548,200	1,782,171
GAAP	$610,517	$1,071,811	$768,990	$868,958	$1,188,838	$1,671,463	$2,826,786	$2,438,757	$3,898,597
Total Segment
Less: Realized Performance Compensation	(121,730)	(483,528)	(150,924)	(338,271)	(619,074)	(230,819)	(1,108,269)	(480,178)	(1,591,797)
Less: Equity-Based Compensation - Operating Compensation	(88,180)	(65,397)	(141,674)	(119,491)	(127,442)	(260,719)	(388,607)	(312,331)	(454,004)
Less: Equity-Based Compensation - Performance Compensation	(1,682)	(1,695)	(2,598)	(1,931)	(1,812)	(5,956)	(6,341)	(6,087)	(8,036)
Segment Adjustment (c)	(38,292)	(38,422)	(28,684)	(33,880)	(21,029)	(160,168)	(83,593)	(237,481)	(122,015)
Total Segment	$360,633	$482,769	$445,110	$375,385	$419,481	$1,013,801	$1,239,976	$1,402,680	$1,722,745

GAAP General, Administrative and Other to Total Segment Other Operating Expenses
GAAP	$171,041	$214,124	$185,122	$205,057	$217,995	$497,658	$608,174	$684,629	$822,298
Segment Adjustment (d)	(19,828)	(24,588)	(23,698)	(22,879)	(23,053)	(63,977)	(69,630)	(89,589)	(94,218)
Total Segment	$151,213	$189,536	$161,424	$182,178	$194,942	$433,681	$538,544	$595,040	$728,080

Realized Performance Revenues
GAAP
Incentive Fees	13,498	97,702	36,124	33,207	48,206	40,959	117,537	128,569	215,239
Investment Income - Realized Performance Allocations	371,406	1,465,154	534,367	808,620	1,522,495	640,846	2,865,482	1,358,401	4,330,636
GAAP	$384,904	$1,562,856	$570,491	$841,827	$1,570,701	$681,805	$2,983,019	$1,486,970	$4,545,875
Total Segment
Less: Fee Related Performance Revenues	(64,950)	(286,227)	(169,168)	(48,889)	(73,313)	(92,449)	(291,370)	(248,822)	(577,597)
Segment Adjustment (b)	-	-	-	-	89	8	89	2,863	89
Total Segment	$319,954	$1,276,629	$401,323	$792,938	$1,497,477	$589,364	$2,691,738	$1,241,011	$3,968,367

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

($ in thousands)	QTD					YTD		LTM

	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	3Q’20	3Q’21	3Q’20	3Q’21

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$7,385	$22,086	$13,325	$14,431	$21,007	$22,339	$48,763	$46,928	$70,849
Realized Performance Allocations Compensation	142,149	590,089	213,027	347,423	631,632	253,141	1,192,082	548,200	1,782,171
GAAP	$149,534	$612,175	$226,352	$361,854	$652,639	$275,480	$1,240,845	$595,128	$1,853,020
Total Segment
Less: Fee Related Performance Compensation	(26,122)	(126,952)	(72,830)	(21,652)	(31,753)	(38,705)	(126,235)	(108,863)	(253,187)
Less: Equity-Based Compensation - Performance Compensation	(1,682)	(1,695)	(2,598)	(1,931)	(1,812)	(5,956)	(6,341)	(6,087)	(8,036)
Total Segment	$121,730	$483,528	$150,924	$338,271	$619,074	$230,819	$1,108,269	$480,178	$1,591,797

Realized Principal Investment Income
GAAP	$61,017	$220,814	$355,038	$152,060	$325,414	$170,814	$832,512	$271,349	$1,053,326
Segment Adjustment (e)	(45,133)	(116,993)	(56,882)	(88,928)	(174,404)	(115,702)	(320,214)	(177,695)	(437,207)
Total Segment	$15,884	$103,821	$298,156	$63,132	$151,010	$55,112	$512,298	$93,654	$616,119

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	26,497	39,726	31,412	31,017	35,048	85,505	97,477	137,651	137,203
Interest Expense	(39,540)	(45,702)	(44,983)	(44,322)	(52,413)	(120,460)	(141,718)	(181,148)	(187,420)
GAAP	$(13,043)	$(5,976)	$(13,571)	$(13,305)	$(17,365)	$(34,955)	$(44,241)	$(43,497)	$(50,217)
Segment Adjustment (f)	312	372	643	2,104	1,127	5,649	3,874	11,695	4,246
Total Segment	$(12,731)	$(5,604)	$(12,928)	$(11,201)	$(16,238)	$(29,306)	$(40,367)	$(31,802)	$(45,971)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the removal of (1) the amortization of transaction-related intangibles, and (2) certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures. Beginning in 3Q’20, includes a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(f)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

Notes to page 1 - Blackstone’s Third Quarter 2021 GAAP Results

▪	Effective February 26, 2021, Blackstone effectuated changes to rename its Class A common stock as “common stock,” and to reclassify its Class B and Class C common stock into a new “Series I preferred stock” and “Series II preferred stock,” respectively (the “share reclassification”). Each new stock has the same rights and powers of its predecessor. All references to common stock, Series I preferred stock and Series II preferred stock prior to the share reclassification refer to Class A, Class B and Class C common stock, respectively.

▪	Income (Loss) Before Provision (Benefit) for Taxes Margin is calculated by dividing Income (Loss) Before Provision (Benefit) for Taxes by Total Revenues.

Notes to page 2 - Blackstone’s Third Quarter 2021 Highlights

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

Notes to page 5 - Investment Performance and Net Accrued Performance Revenues

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation and BPP appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

▪	Effective 1Q’21, Credit returns are presented as separate returns for Private Credit and Liquid Credit instead of as a Credit Composite. Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and our structured products group are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

Blackstone | 32

NOTES – (CONT’D)

Notes to page 16 – Assets Under Management - Rollforward

▪	In 4Q’20, the methodology for Total AUM was updated with respect to the relevant segment for certain real estate, secondaries and credit funds to include permanent fund level leverage (as this represents additional capital the fund is managing), to include uncalled capital commitments until they are legally expired and to exclude certain uncalled capital commitments where the investors have complete discretion over investment. In 2Q’21, the methodology for Total AUM was further updated to exclude permanent fund level leverage where the intended use is not for investing purposes. These methodology changes resulted in a one-time adjustment to the LTM market activity of $2.0 billion, $1.9 billion, and $(1.5) billion for Real Estate, Private Equity, and Credit & Insurance, respectively. Funds without an adjustment were either already applying that methodology in reporting Total AUM or the updates were not applicable.

▪	Subsequent to 4Q’20, increases/decreases in permanent fund level leverage included in Total AUM and uncalled capital commitments that have not legally expired where investors do not have complete discretion over investment for the aforementioned funds will be reflected as inflows, outflows, realizations and/or market activity, as the case may be.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Hedge Fund Solutions, and Credit & Insurance, which were $663 million, $793 million, $174 million, and $215 million, respectively, as of September 30, 2021. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $137 million for 3Q’21 and $323 million for 3Q’21 YTD.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Total Segment Revenues and Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 34

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–

Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–

Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

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Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

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Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

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Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a new compensation program that commenced in 2Q’21. Fee Related Compensation was decreased by a corresponding amount. These changes to Performance Compensation and Fee Related Compensation had no impact to Distributable Earnings.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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